REALOGY

Century 21

Coldwell Banker

ERA Real Estate

Sotheby's International Realty

Better Homes and Gardens Real Estate

corcoran
corcoran group real estate

Coldwell Banker Commercial

NRT

CARTUS

TRG Title Resource Group

July 15, 2014 July 15, 2014 Exhibit 99.2

Century 21 | Coldwell Banker | Sotheby's International Realty | Better Homes and Gardens Real Estate | corcoran | ERA | NRT | TRG Title Resource Group | CARTUS

Disclaimer

Information About Forward-Looking Statements
This communication contains forward-looking statements. These forward-looking statements reflect the views of Realogy Holdings Corp.'s management regarding current expectations and projections about future events and the ability of Realogy Holdings Corp.'s to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, and are based on currently available information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict;
therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,”
“estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The proposed transaction has not closed, and the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the possibility that expected benefits and synergies of the transaction may not be achieved in a timely manner or at all; revenues following the transaction may be lower than expected; disruption from the transaction may adversely affect ZipRealty‘s relationships with its customers, business partners, employees or independent sales associates; the conditions to the completion of the transaction may not be satisfied in a timely manner or at all; and the other factors described in Realogy Holdings Corp.'s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, Realogy Holdings Corp. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information
The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of ZipRealty or any other securities. On the commencement date of the
Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Realogy Group LLC and Honeycomb Acquisition, Inc.,  an indirect wholly-owned subsidiary of Realogy Group LLC, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by ZipRealty. The offer to purchase shares of ZipRealty common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ
BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS
THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the
SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

Century 21 | Coldwell Banker | Sotheby's International Realty | Better Homes and Gardens Real Estate | corcoran | ERA | NRT | TRG Title Resource Group | CARTUS

Transaction Overview

Acquisition of ZipRealty, Inc. (NASDAQ: ZIPR), a multi-market real estate brokerage and provider of real estate services software solutions
Summary of
Transaction
Key
Benefits
Consideration/
Financial Impact
Timing
Acquisition of established, highly productive technology-based national real estate broker platform
Leading-edge, scalable, integrated technology platform that will allow affiliated brokers and sales associates to be more productive and better serve our customers
Reinforces our continued focus on our brands, affiliated sales associates and their customers
With anticipated synergies and growth, ZipRealty’s owned
brokerage operations could contribute $20 million EBITDA
annually within the next three years
Federal NOLs that could provide up to $21 million present value
Acquiring 100% of the outstanding shares of ZipRealty in an all-cash transaction valued at approximately $166 million, including funds required to satisfy outstanding, vested options
Maintain robust balance sheet and strong liquidity, with continued focus on deleveraging
Cash tender offer to launch within five days with the unanimous support of ZipRealty’s
Board of Directors
Expected to close in the 3 Quarter, subject to the satisfaction of customary closing conditions
$mm
Value
Breakdown
Brokerage $100 - $120
(5x - 6x)
NOLs $21
Tech Platform $45 - $25
Purchase Price $166
rd

ZipRealty

Century 21 | Coldwell Banker | Sotheby's International Realty | Better Homes and Gardens Real Estate | corcoran | ERA | NRT | TRG Title Resource Group | CARTUS

ZipRealty Overview

Owned and operated
residential brokerage
23 offices with presence in
attractive markets that
complement Realogy’s
footprint
~1,800 connected, high-
performing sales associates
Brokerage Platform
Digital brokerage solution
spanning the entire real
estate transaction lifecycle
Intelligent end-to-end support
for consumers, sales
associates and brokers
Empowers sales associates
and brokerages to most
effectively manage and grow
production
Integrated
Technology Platform
Integrated technology enhances
consumer and agent experience,
leading to improved productivity,
market share and retention

ZipRealty

Attract Consumers
Buyer Search / Discovery Tools + Agent Lead Gen / Ad Model
Traditional Franchisors
Buyer Education Platforms
FSBO
Online Brokerages
Close Deals
Buyer Process Management
Transaction Management
e-Form Generators
Increase Productivity
Inspection Manage-ment
Tour / Showing Tools
Service Market places
Agent Social Marketing
Agent Lead Generation
Agent Marketing Automation
Convert Customers
Email Marketing
Agent Search
CRM / Lead Management Solutions
Market Data & Research Tools
Broker Backoffice / Infrastructure
Innovation & Compliance
Website & App
MLS Technology

Century 21 | Coldwell Banker | Sotheby's International Realty | Better Homes and Gardens Real Estate | corcoran | ERA | NRT | TRG Title Resource Group | CARTUS

Integrated Technology Platform

Software and Web Platform Provides Broker with Comprehensive End-to-End Transaction System to Drive Customer Satisfaction and Increase Productivity and Retention
Personalized
experience linked
to a local agent
Full web – mobile
app integration
Complete,
accurate and
timely third party
info
Consumer Tools
Automated
marketing
Algorithmic lead
scoring
Prescriptive follow
up
Intelligent
prospecting
Zap Technology
Fully connected
and transparent
Anticipatory
service
Superior results:
enhanced
productivity and
retention of top-
producing sales
associates
Sales Associates
Industry-leading
agent and broker
software
End-to-end
visibility of
brokerage
operation
Effective
management of
leads as assets
Brokerage Tools
Mobile App rating: 4.5/5.0 with 2.8 million users
24 million web visitors in 2013 and 680,000 new customer registrations

Century 21 COLDWELL BANKER Sotheby's INTERNATIONAL REALTY Better Homes and Gardens REAL ESTATE corcoran ERA NRT TRG Title Resource Group CARTUS

Leveraging Technology to Enhance the Consumer,
Broker and Agent Experience

ZipRealty’s technology platform can be seamlessly integrated to enhance Realogy’s existing infrastructure, accelerating strategic efforts to facilitate the conversion of web-based leads into closed sales
End-to-end technology will allow Realogy’s sales associates and franchisees to be more productive and efficient, increase recruiting and retention, and better serve our customers
Increases the value proposition of our franchise systems to existing and potential franchisees, and sales associates
Realogy is already using and seeing the benefits of the technology within some of its brands
Realogy is uniquely situated to take advantage of this technology given the breadth of its owned operations and franchise brands, with a potential user base of 170,000 U.S.-based sales associates and ~3,000 franchisees

Brokerage Platform

23 offices in attractive major markets
~1,800 sales associates
9,730 closed transactions in 2013
Average home sale price 140% above U.S. median
$2.7 billion in closed 2013 sales volume
Represented majority of ZipRealty’s $76 million of
revenue and $32 million of gross profit for the year
end December 31, 2013
Engaged ZipRealty sales associates 50%+ more
productive than industry median
Key Statistics
Brokerage operation will contribute meaningful
earnings at an attractive valuation
Enhances penetration of markets in which Realogy
has an existing presence
Strong office and shared service synergy
opportunities
Anticipated ~$20 million of EBITDA contribution
annually in the next 3 years
Benefits and Synergies
ZipRealty’s Brokerage Platform Complements Realogy’s Existing Owned and Operated NRT Footprint
ZipRealty’s Owned-Brokerage
Presence
Realogy’s NRT Owned Brokerage
Presence
Offices in overlapping
locations (17) to be
integrated with existing
NRT offices and offices
in new locations (6) will
be operated by NRT
— Includes revenue opportunities across other
business segments (e.g. TRG, PHHHL JV)

Key Takeaways – Enhancing the Platform for
Continued Future Growth

Acquisition of established, highly productive technology-based national real estate broker platform
With anticipated synergies and growth, ZipRealty’s owned brokerage operations could contribute
$20 million EBITDA annually within the next three years
Federal NOLs that could provide up to $21 million present value to Realogy
Balance sheet and liquidity remain strong, with continued focus on deleveraging
Reinforces our continued focus on our brands, affiliated franchisees, sales associates and their customers
Better serving our customers
Enhanced productivity and retention
Scalable technology platform that will enhance sales associates’ experience